UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2021
Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to Sixth Street Financing Agreement

On September 30, 2021, Biohaven Pharmaceutical Holding Company Ltd. (the “Company”), Biohaven Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (together with the Company, the “Borrowers”), and certain other of the Company’s subsidiaries, the lenders party thereto and Sixth Street Specialty Lending, Inc., as administrative agent entered into an Amendment No. 2 to Financing Agreement (the “Second Amendment”) to its Financing Agreement dated as of August 7, 2020 (as previously amended and as amended by the Second Amendment, the “Sixth Street Financing Agreement”). Pursuant to the Second Amendment, the parties agreed to, among other things, increase the total size of the credit facility by providing for an additional term loan in an aggregate principal amount of $125.0 million (the “2021 Term Loan”) and additional delayed draw term loan commitments in an aggregate principal amount of $125.0 million (the “2021 DDTL Commitment”). At closing, this resulted in a total of $350.0 million in financing available to the Borrowers, and the Borrowers drew a total of $225.0 million (comprising of the 2021 Term Loan and a delayed draw term loan in an aggregate principal amount of $100.0 million made under the existing delayed draw term loan commitments). The additional $125.0 million of the 2021 DDTL Commitment remains available at the Borrowers’ discretion for drawing prior to December 31, 2021.

The 2021 Term Loan and delayed draw term loans funded under the 2021 DDTL Commitment will bear floating interest on the unpaid principal amount at a rate per annum equal to the three-month LIBOR rate, adjusted for applicable reserve requirements, and subject to a floor of 1.00%, plus 8.25%. Interest on amounts borrowed under the facility will be payable quarterly. Except as described herein, the principal terms of the Sixth Street Financing Agreement, including payment in kind, prepayments, and customary fees, remain as set forth in the Sixth Street Financing Agreement as in effect prior to the Second Amendment. The Second Amendment will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 1, 2021

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Vlad Coric, M.D.
Vlad Coric, M.D.
Chief Executive Officer

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